FILED PURSUANT TO RULE 424(B)(3)
File Number 333-166304
SUNGARD DATA SYSTEMS INC.
SUPPLEMENT NO. 6 TO
MARKET-MAKING PROSPECTUS DATED JUNE 18, 2010
THE DATE OF THIS SUPPLEMENT IS NOVEMBER 30, 2010
ON NOVEMBER 26, 2010, SUNGARD DATA SYSTEMS INC. FILED THE ATTACHED
CURRENT REPORT ON FORM 8-K DATED NOVEMBER 24, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 24, 2010
Commission file numbers:
SunGard Capital Corp. 000-53653
SunGard Capital Corp. II 000-53654
SunGard Data Systems Inc. 1-12989
SunGard® Capital Corp.
SunGard® Capital Corp. II
SunGard® Data Systems Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2010, it was announced that James E. Ashton III, a named executive officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. (together, the “Company”), is leaving the Company. Mr. Ashton’s employment is expected to end on or about December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD CAPITAL CORP.
SUNGARD CAPITAL CORP. II

Date:	November 24, 2010	By:	/s/ Victoria E. Silbey

Victoria E. Silbey Vice President

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date:	November 24, 2010	By:	/s/ Victoria E. Silbey

Victoria E. Silbey Senior Vice President-Legal and General Counsel